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                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  We hereby consent to the inclusion as an exhibit to that Registration Statement on Form 10 (the "Registration Statement") of Pinnacle Oil International, Inc. (the "Company"), to be filed by the Company with the United States Securities and Exchange Commission on or about April 14, 1998, of our Independent Auditors Report for Auric Mining Corporation ("Auric") dated September 18, 1996 (the "Report"), relating to the Balance Sheet of Auric as of December 31, 1995 and 1994, and the related Comparative Statement of Income and Expenses, Statement of Stockholders' Equity, and Comparative Statement of Cash Flows of Auric for each of the two fiscal periods ended December 31, 1994 and 1995 (collectively, the "Financial Statements"), and the notes to the Financial Statements, and further consent to the references in the Registration Statement to our Report.

                                          /s/ Robert Moe & Associates, P.S.

Spokane, Washington
April 9, 1998